Exhibit 10.6

AMENDMENT NO. 1

(Effective November 16, 2006)

THE HOME DEPOT, INC.

2005 OMNIBUS STOCK INCENTIVE PLAN

and

THE HOME DEPOT, INC.

1997 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, The Home Depot, Inc. (the “Company”) adopted The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan, which was approved by the Company’s shareholders effective May 25, 2005 (the “2005 Plan”); and

WHEREAS, the Company’s 1997 Omnibus Stock Incentive Plan (the “1997 Plan”) terminated upon shareholder approval of the 2005 Plan and while no new awards will be issued, there are previously issued awards still outstanding under the 1997 Plan; and

WHEREAS, at its meeting on November 16, 2006, the Leadership Development and Compensation Committee of The Home Depot, Inc. Board of Directors adopted a resolution to amend the anti-dilution provisions of the 1997 Plan and the 2005 Plan and directed the Company’s Executive Vice President-Human Resources to execute this amendment to the plans on the Company’s behalf,

NOW, THEREFORE, BE IT:

RESOLVED, that Section 11 of the 1997 Plan and Section 11 of the 2005 Plan are amended, effective November 16, 2006, and shall apply to all awards issued under the plans regardless of when issued, to read as follows:

11. Adjustments. In the event of any stock dividend, stock split, spinoff, rights offering, extraordinary cash dividend, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company constituting an “equity restructuring” within the meaning of Statement of Financial Accounting Standards No. 123R (“FAS 123R”), the Committee shall make or provide for equitable adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer). The Committee in its sole discretion and in good faith may determine the form of the adjustment required to prevent dilution or enlargement of the rights of Participants. In the event of any merger, consolidation or any other corporate transaction or event having a similar effect that is not an “equity restructuring” within the meantime of FAS 123R, the Committee in its sole discretion may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee shall also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

In all other respects, the 1997 Plan and the 2005 Plan are hereby confirmed and ratified in their entirety.

THE HOME DEPOT, INC.

By:	/s/ Dennis M. Donovan

Dennis M. Donovan
Executive Vice President-Human Resources

Date Signed: 2/13/07

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